Exhibit 99.1

Twenty-First Century Fox, Inc.

ARBN 111 480 561

Incorporated in Delaware, USA

[Address]

28 January 2014

Twenty-First Century Fox, Inc. - Proposal to delist from Australian Securities Exchange

This document contains important information about your holding of CHESS Depositary Interests (“CDIs”) in Twenty-First Century Fox, Inc. (the “Company”). You are encouraged to read it carefully and consult your financial, legal, tax or other professional advisers.

1	What is being proposed?

On 9 January 2014, the Company announced a proposal to delist from the Australian Securities Exchange (the “ASX”), subject to the approval of the holders of the Company’s Class B Common Stock. A special meeting of stockholders will be held on 21 March 2014 in New York to consider this proposal.

The ASX has provided in-principle advice to the Company indicating that it would be likely to remove the Company’s listing from the ASX upon the Company’s submission of a formal request, subject to the Company’s compliance with certain conditions, and has informed the Company that it does not expect any changes to this advice prior to the Company’s submission of the formal request. The Company expects that it would submit such a formal request if stockholder approval is obtained and that, if the ASX approves the request, delisting would occur on or about 8 May 2014. The Company will release on the ASX the results of that special meeting and, if the stockholders approve the delisting proposal, the outcome of the delisting request to the ASX. However, there can be no assurance as to whether or when the delisting from the ASX will occur.

Further information about the proposal is contained in the preliminary proxy statement that the Company has prepared in relation to the proposed special meeting of stockholders which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) (see http://investor.21cf.com/sec.cfm). Once the proxy statement has been finalised the Company will send to all stockholders and CDI holders a Notice of Internet Availability which advises how the proxy statement and related meeting materials can be accessed. The proxy statement contains information regarding the proposed delisting, the special meeting of stockholders to be held to vote on the proposed delisting, the rationale for the proposed delisting, the options available to CDI holders and the consequences of delisting. You are encouraged to access and read the proxy statement and related meeting materials once they become available.

Note that you will only be entitled to vote at the special meeting of stockholders if your CDIs relate to Class B Common Stock. If your CDIs relate to Class A Common Stock you will not be entitled to vote at the special meeting of stockholders.

2	What does this mean for you as a CDI holder?

If the Company delists from the ASX:

•	all shares of the Company’s Class B Common Stock and Class A Common Stock would be listed solely on NASDAQ; and

•	the Company’s CDI program will end and there will no longer be any CDIs on issue, with the consequence being if you hold CDIs as at the ASX delisting date you will cease to hold them after that date (however you will continue to have a beneficial interest in the same shares of Company Common Stock which were underlying your CDIs as those shares will continue to be held by the CDI nominee, CHESS Depositary Interests Pty Ltd (“CDN”), in trust for your benefit until they are transferred in accordance with your specific instructions or the terms of the proposed delisting and conversion process).

As a holder of CDIs (whether relating to Class B Common Stock or Class A Common Stock), you have four options in respect of the proposed delisting from the ASX, which you should carefully consider before deciding what to do with your CDIs. If you choose to do nothing then Option 4 will apply.

Further details regarding these options, as well as the consequences of the Company delisting from the ASX, will be described in the Company’s proxy statement.

•	Option 1: Sale of CDIs on the ASX on or before the date that the ASX suspends trading of CDIs on the ASX (the “Suspension Date”) prior to the proposed delisting.

CDI holders can sell their CDIs on the ASX at any time prior to the close of trading on the Suspension Date by contacting their stockbroker or financial adviser. CDI holders who elect to sell their CDIs on the ASX prior to or on the Suspension Date will be responsible for any costs associated with the sale of their CDIs including any broker commission. The Suspension Date will be the date which is one week prior to the delisting date.

After the Suspension Date, CDI holders will not be able to sell their CDIs on the ASX.

•	Option 2: Voluntary conversion of CDIs into underlying shares of Common Stock.

CDI holders have an existing right to convert their CDIs into the underlying shares of Company Common Stock listed on NASDAQ, with conversions occurring on a 1:1 basis.

CDI holders can convert their CDIs into shares of Company Common Stock at any time before the closing of the Voluntary Share Sale Facility (described in Option 3 below) by contacting their broker in Australia or by submitting a Register Removal Request form. Persons who remain as CDI holders as at the Delisting Date will receive, shortly after the Delisting Date, a personalised Register Removal Request Form.

There will be no fees payable by CDI holders who effect the conversion of CDIs by submitting a Register Removal Request form. However, CDI holders who use a broker to effect the conversion may be charged a fee.

CDI holders who elect to convert their CDIs into the Company’s Common Stock by submitting a Register Removal Request (i.e. not via their broker) will receive their shares in book-entry form in the Direct Registration System (“DRS”) and be able to sell their shares at a time of their choosing via the DRS Sales Facility described below or through a U.S. licensed broker.

•	Option 3: Participation in a Voluntary Share Sale Facility.

If CDI holders do not proceed with Option 1 or Option 2 and remain registered as the holder of CDIs on the effective date of removal of the Company from the official list of ASX (the “Delisting Date”), they will be able to sell the shares underlying their CDIs on NASDAQ through a Company-appointed broker under a Voluntary Share Sale Facility to be arranged by the Company. The Voluntary Share Sale Facility is currently expected to be open for a 2-month period after the Delisting Date. There will be no brokerage commission payable by CDI holders who elect to sell their interest using the Voluntary Share Sale Facility. The sale proceeds (less applicable taxes) will be remitted to the participating CDI holders by the Company’s Australian share registry (Computershare Investor Services Pty Limited) in Australian dollars.

Persons who remain as CDI holders as at the Delisting Date will receive, shortly after the Delisting Date, a personalised Voluntary Sale Instruction Form which must be completed and returned by any CDI holder who wishes to participate in the Voluntary Share Sale Facility.

•	Option 4 (default option): No action - registered ownership of shares automatically transferred to the former CDI holder after end of Voluntary Share Sale Facility period.

If CDI holders do nothing (i.e. do not proceed with Option 1, Option 2 or Option 3), then, within approximately five business days following the closing date of the Voluntary Share Sale Facility, their beneficial interests in shares of Company Common Stock will be automatically converted into registered ownership interests in the Company’s Common Stock in their names, with conversions on a 1:1 basis, which may be traded on NASDAQ. CDI holders whose CDIs are automatically converted into the Company’s Common Stock will receive their shares in book-entry form in the DRS and be able to sell their shares at a time of their choosing via the DRS Sales Facility described below or through a U.S. licensed broker.

DRS Sales Facility

The Company has made arrangements to allow eligible former CDI holders to sell their Common Stock under a facility (the “DRS Sales Facility”) operated by Computershare Trust Company N.A., the transfer agent (share registry) for the Company. Former CDI holders will be eligible to use the DRS Sales Facility if they become registered holders of the Company’s Common Stock and hold their shares in book-entry form through the Direct Registration System (i.e. in their own names) under Option 2 or Option 4 described above. Former CDI holders who elect to convert their CDIs into the Company’s Common Stock via a broker under Option 2 will not be eligible to use the DRS Sales Facility. The DRS Sales Facility will allow eligible stockholders to execute, at their discretion, a sale of all or part of their registered ownership interests in the Company’s Common Stock listed on NASDAQ with the option of receiving proceeds in Australian dollars. There will be fees associated with sales of Common Stock using this facility, which will be required to be paid by participants. Further details on DRS and the DRS Sales Facility will be available in the Company’s proxy statement.

3	Further information

If you have any queries about the delisting proposal you can contact the Company’s Australian share registry (Computershare Investor Services Pty Limited) on 1300 556 239 (within Australia) or +61 3 9415 4167 (outside Australia).